                                                                    Exhibit 99.2

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On May 17, 2007, we consummated a transaction to form a 50/50 joint venture with The Procter & Gamble Company ("P&G") for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, with us contributing our related consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture and P&G acquiring its interest in the joint venture for a cash payment to us of approximately $325.0 million. At the closing, we also entered into a manufacturing agreement, whereby we will manufacture consumer diagnostic products and sell these products to the joint venture entity. The accompanying unaudited pro forma condensed combined financial statements reflect the transfer of our related consumer diagnostic products net assets to the joint venture entity, the elimination of the historical results of operations of our consumer diagnostic products business, and the impact of the new manufacturing agreement with the joint venture on our historical results of operations.

     The unaudited pro forma condensed combined financial statements are based on the respective audited historical consolidated financial statements and the notes thereto of Inverness and its previous acquisitions of the Innovacon business, including the ABON facility, ("Innovacon") and Instant Technologies, Inc. ("Instant"), after giving effect to the acquisitions, as discussed in Note 1, using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements. Actual operating results of the previous acquisitions are included in Inverness' historical financial results only from the respective date of the acquisition.

     The historical Innovacon financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006 which is based on the historical pre-acquisition results of the Innovacon business. The historical Instant financial information included in the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 includes results of operations for the pre-acquisition period ended March 12, 2007 which is based on the historical pre-acquisition results of Instant.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 assume that the consummation of the 50/50 joint venture with P&G and the previous acquisitions of the Innovacon business, including the ABON facility, and Instant, as discussed in Note 1, occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet assumes that the consummation of the 50/50 joint venture with P&G occurred on March 31, 2007. The historical Inverness balance sheet as of March 31, 2007 reflects the Innovacon business, including the ABON facility, and Instant.

     The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had we consummated the 50/50 joint venture or the acquisitions as of January 1, 2006.

     The pro forma adjustments are based upon available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of Inverness believes are reasonable in the circumstances.

     The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Inverness included in our Annual Report on Form 10-K, for the year ended December 31, 2006, as amended, our Quarterly Report on Form 10-Q, for the three months ended March 31, 2007 and in previously filed Forms 8-K.

     The following is a more complete explanation of the transactions reflected in the pro forma condensed combined financial statements.

JOINT VENTURE WITH P&G

     On May 17, 2007, we completed our previously announced transaction to form a 50/50 joint venture with P&G for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing Inverness and P&G entered into material definitive agreements, pursuant to which we transferred our related consumer diagnostic net assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment of approximately $325.0 million.

     As part of the consummation of the joint venture, we entered into a shareholder agreement with P&G, setting forth each party's rights and obligations with respect to the joint venture. We also entered into an option agreement with P&G, pursuant to which P&G has the right, after four years, to require us to acquire all of P&G's interest in the joint venture at fair market value. and P&G has the right, upon certain material breaches by Inverness of its obligations to the joint venture, to acquire all of Inverness's interest in the joint venture at fair market value. Furthermore, we also entered into a manufacturing agreement with P&G, whereby we will manufacture consumer diagnostic products and sell these products to the joint venture entity.

     Upon completion of the transaction to form the joint venture, we ceased to consolidate the operating results of our consumer diagnostic products business and instead account for our 50% interest in the results of the joint venture under the equity method of accounting. In our capacity as the manufacturer of products for the joint venture, we supply products to the joint venture and record revenue on those sales. No gain on the proceeds that we received from P&G through the formation of the joint venture will be recognized in our financial statements until P&G's option to require us to purchase its interest in the joint venture expires. As a result, all income tax effects as a result of this transaction have also been deferred.

ACQUISITION OF INSTANT

     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., a privately-owned Virginia corporation located in Norfolk, Virginia, for a preliminary aggregate purchase price of $43.8 million, consisting of approximately $30.7 million in cash, including approximately $0.1 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million. Instant primarily distributes rapid drugs of abuse diagnostic products that are used in the workplace, criminal justice or other testing markets.

ACQUISITION OF THE INNOVACON BUSINESS, INCLUDING THE ABON FACILITY

     On March 31, 2006, we acquired the assets of ACON Laboratories' business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand ("the Innovacon business"). The preliminary aggregate purchase price was approximately $93.9 million which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional liability of $10.0 million payable to the sellers on the deferred payment date, pursuant to the purchase agreement.

     On May 15, 2006, as part of the Innovacon business we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories, Inc. and its affiliates. In connection with the acquisition of the new facility, we acquired ABON BioPharm (Hangzhou) Co., Ltd ("ABON"), the direct owner of the new factory and now our subsidiary. The preliminary aggregate purchase price was approximately $20.8 million which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of $4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million.

     Subsequent, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility, to a total of $184.1 million.

     The Innovacon business and ABON facility financial information included in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 includes results of operations for the pre-acquisition period ended March 31, 2006 which is based on the historical pre-acquisition results of these entities.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2006
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           PRO FORMA ADJUSTMENTS
                                            ------------------------------------------------------------------------------------
                                                                                                                       PRO FORMA
                                  INVERNESS  INNOVACON  INNOVACON    INSTANT    INSTANT   DISPOSITION OF  FORMATION OF  COMBINED
                                 HISTORICAL HISTORICAL ADJUSTMENTS HISTORICAL ADJUSTMENTS  CD BUSINESS   JOINT VENTURE  COMPANY
                                 ---------- ---------- ----------- ---------- ----------- -------------- ------------- ---------
Net product sales                 $552,130    $13,447    $    --     $23,595   $(12,782)E   $(177,219)J     $    --    $399,171
Royalty and license revenue         17,324         --         --          --        --             --            --      17,324
Manuafacturing revenue                  --         --         --          --        --             --        94,803L     94,803
                                  --------    -------    -------     -------   --------     ---------       -------    --------
   Net revenue                     569,454     13,447         --      23,595    (12,782)     (177,219)       94,803     511,298
Cost of sales                      340,231      4,786      1,634A     12,092    (12,782)E     (90,289)J      90,289L    346,998
                                        --         --      1,037B         --         --
                                  --------    -------    -------     -------   --------     ---------       -------    --------
      Gross profit                 229,223      8,661     (2,671)     11,503         --       (86,930)        4,514     164,300
                                  --------    -------    -------     -------   --------     ---------       -------    --------
Operating expenses:
      Research and development      53,666        322         --          --         --        (5,171)J          --      48,817
      Selling, general and
         administrative expenses   165,688      3,522        770B      6,626      1,985F      (51,350)J          --     126,215
                                        --         --     (1,026)C        --         --            --            --
      Loss on dispositions, net      3,498         --         --          --         --            --            --       3,498
                                  --------    -------    -------     -------   --------     ---------       -------    --------
                                   222,852      3,844       (256)      6,626      1,985       (56,521)           --     178,530
                                  --------    -------    -------     -------   --------     ---------       -------    --------
      Operating income               6,371      4,817     (2,415)      4,877     (1,985)      (30,409)        4,514     (14,230)
Interest and other income
   (expense), net                  (17,486)       (11)        --        (450)       136G           --        11,653M     (6,803)
                                        --         --         --          --       (645)H          --            --
                                  --------    -------    -------     -------   --------     ---------       -------    --------
(Loss) Income before provision
   for income taxes                (11,115)     4,806     (2,415)      4,427     (2,494)      (30,409)       16,167     (21,033)
Provision for income taxes           5,727         --         --          --         --        (7,880)K       6,802N    (4,649)
                                  --------    -------    -------     -------   --------     ---------       -------    --------
         Net (loss) income        $(16,842)   $ 4,806    $(2,415)    $ 4,427   $ (2,494)    $ (22,529)      $ 9,365    $(25,682)
                                  ========    =======    =======     =======   ========     =========       =======    ========
Non-cash amortization of
   discounts and dividends on
   preferred stock                      --         --         --          --         --                                      --
                                  --------    -------    -------     -------   --------     ---------       -------    --------
         Net (loss) income
            available to
            common
            stockholders -
            basic and
            diluted               $(16,842)   $ 4,806    $(2,415)    $ 4,427   $ (2,494)    $ (22,529)      $ 9,365    $(25,682)
                                  ========    =======    =======     =======   ========     =========       =======    ========
Net loss per common share:
         Basic and diluted        $  (0.49)                                                                            $  (0.72)
                                  ========                                                                             ========
Weighted average shares - basic
   and diluted                      34,109                 1,008D                   314I                                 35,431
                                  ========               =======               ========                                ========

    The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2007
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               FORMATION
                                                                 DISPOSITION       OF      PRO FORMA
                                        INSTANT      INSTANT          OF         JOINT      COMBINED
                          INVERNESS   HISTORICAL   ADJUSTMENTS   CD BUSINESS    VENTURE     COMPANY
                          ---------   ----------   -----------   -----------   ---------   ---------
Net product sales          $153,749     $5,381       $(544)E      $(49,985)J    $    --     $108,601
Royalty and license
   revenue                    5,230         --          --              --           --        5,230
Manuafacturing
   revenue                       --         --          --              --       24,464L      24,464
                           --------     ------       -----        --------      -------     --------
   Net revenue              158,979      5,381        (544)        (49,985)      24,464      138,295
Cost of sales                80,641      3,143        (544)E       (23,299)J     23,299L      83,240
                           --------     ------       -----        --------      -------     --------
      Gross profit           78,338      2,238          --         (26,686)       1,165       55,055
Operating expenses:
      Research and
         development         12,009         --          --          (4,237)J         --        7,772
      Selling,
         general and
         administrative
         expenses            50,990      1,268         351F        (16,218)J         --       36,391
      Loss on
         dispositions            --         --          --              --           --           --
                           --------     ------       -----        --------      -------     --------
Total operating
   expenses                  62,999      1,268         351         (20,455)          --       44,163
                           --------     ------       -----        --------      -------     --------
      Operating
         income              15,339        970        (351)         (6,231)       1,165       10,892
Interest and other
   income (expense),
   net                       (3,155)      (169)        (86)H                      2,280M      (1,130)
                           --------     ------       -----        --------      -------     --------
(Loss) Income
   before income taxes       12,184        801        (437)         (6,231)       3,445        9,762
Income tax provision          5,879         --          36          (1,519)K        564N       4,960
                           --------     ------       -----        --------      -------     --------
      Net (loss)
         income            $  6,305     $  801       $(473)       $ (4,712)     $ 2,881     $  4,802
                           ========     ======       =====        ========      =======     ========
Non-cash
   amortization of
   discounts and
   dividends on
   preferred stock               --         --          --              --           --           --
                           --------     ------       -----        --------                  --------
      Net (loss)
         income
         available to
         common
         stockholders -
         basic and
         diluted           $  6,305     $  801       $(473)       $ (4,712)     $ 2,881     $  4,802
                           ========     ======       =====        ========      =======     ========
Net (loss) income
   per common share:
      Basic                $   0.14                                                         $   0.11
                           ========                                                         ========
      Diluted              $   0.14                                                         $   0.10
                           ========                                                         ========
Weighted average
   shares - basic            44,446                    262I                                   44,708
                           ========                  =====                                  ========
Weighted average
   shares - diluted          46,198                    262I                                   46,460
                           ========                  =====                                  ========

         The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                 MARCH 31, 2007
                                 (IN THOUSANDS)

                                                                                                       PRO FORMA
                                                        HISTORICAL   DISPOSITION OF    FORMATION OF    COMBINED
                                                         INVERNESS     CD BUSINESS    JOINT VENTURE     COMPANY
                                                        ----------   --------------   -------------   ----------
                       ASSETS
CURRENT ASSETS:
   Cash and short term investments                      $  180,941     $     --         $325,000p     $  505,941
   Accounts receivable, net of allowances                   99,876      (27,255)o             --          72,621
   Inventory, net                                           87,331      (14,374)o             --          72,957
   Deferred tax assets                                       5,416           --               --           5,416
   Prepaid expenses and other current assets                36,656       (2,112)o         23,669q         58,213
                                                        ----------     --------         --------      ----------
      TOTAL CURRENT ASSETS                                 410,220      (43,741)         348,669         715,148
Property, plant and equipment, net                          81,330       (1,574)o             --          79,756
Goodwill, trademarks and other intangible assets, net      750,771      (45,510)o             --         705,261
Deferred financing costs, net, and other assets             97,015       70,731o         (47,200)s       120,546
Deferred tax assets                                          1,038           --               --           1,038
                                                        ----------     --------         --------      ----------
      TOTAL ASSETS                                      $1,340,374     $(20,094)        $301,469      $1,621,749
                                                        ==========     ========         ========      ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                    $    8,876     $     --         $     --      $    8,876
   Current portion of capital lease obligations                597           --               --             597
   Accounts payable                                         42,898       (4,168)o             --          38,730
   Accrued expenses and other current liabilities           70,701      (15,904)o         45,338r,t      100,135
                                                        ----------     --------         --------      ----------
      TOTAL CURRENT LIABILITIES                            123,072      (20,072)          45,338         148,338
                                                        ----------     --------         --------      ----------
LONG-TERM LIABILITIES:
   Long-term debt                                          150,132           --               --         150,132
   Capital lease obligations                                   259           --               --             259
   Deferred tax liabilities                                 28,588           --               --          28,588
   Deferred gain on joint venture                               --           --          256,131         256,131
   Other long-term liabilities                              11,644          (22)o             --          11,622
                                                        ----------     --------         --------      ----------
      TOTAL LONG-TERM LIABILITIES                          190,623          (22)         256,131         446,732
                                                        ----------     --------         --------      ----------
STOCKHOLDERS' EQUITY:
   Preferred stock                                              --           --               --              --
   Common stock                                                 47           --               --              47
   Additional paid-in capital                            1,105,837           --               --       1,105,837
   Treasury stock                                               --           --               --              --
   Accumulated deficit                                    (120,764)          --               --        (120,764)
   Accumulated other comprehensive income                   41,559           --               --          41,559
                                                        ----------     --------         --------      ----------
      TOTAL STOCKHOLDERS' EQUITY                         1,026,679           --               --       1,026,679
                                                        ----------     --------         --------      ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $1,340,374     $(20,094)        $301,469      $1,621,749
                                                        ==========     ========         ========      ==========

         The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 BASIS OF PRESENTATION, JOINT VENTURE AND PURCHASE PRICES

     The accompanying unaudited pro forma condensed combined financial statements reflect the elimination of the historical results of operations for our consumer diagnostic products business and the impact of our new manufacturing agreement with the joint venture on our historical results of operations as if our transaction to form a 50/50 joint venture with P&G had occurred on January 1, 2006. Also included in the accompanying unaudited pro forma condensed combined financial statements are the historical results of Inverness and the Innovacon business, including the ABON facility, as defined below, and the historical consolidated results of Instant Technologies and OTC. ("Instant"), as defined below.

     The historical results of operations for Instant have been derived from the supplemental information contained in the combined financial statement of Instant Technologies and Affiliates for the years ended December 31, 2006, as certain entities included within those combined financial statements were not acquired by Inverness.

     The unaudited pro forma condensed combined balance sheet assumes that the consummation of the transaction to form a 50/50 joint venture with P&G, whereby we transferred our related consumer diagnostic assets to the joint venture entity, occurred on March 31, 2007.

Joint Venture with P&G

     On May 17, 2007, we consummated a transaction with P&G to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields, whereby we contributed our related consumer diagnostic assets, other than our manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment of approximately $325.0 million. Under the terms of the joint venture agreement, we will continue to manufacture consumer diagnostic products and sell these products to the joint venture entity.

     Additionally, in conjunction with the joint venture, we entered into a transition services agreement with the joint venture entity, pursuant to which we will provide certain operational support services to the joint venture for a period of four years, subject to renewal or earlier termination under the terms of the agreement. Transitional services under such agreement will be provided for varying periods. As the final scope and periods of such arrangements are variable and not estimable, no profits from such services revenue have been assumed in the accompanying pro forma results.

     The historical financial results of the consumer business contributed to the joint venture include all direct and allocable costs associated with the business. Certain other costs not specifically attributable to the business, including corporate overheads, interest income and expense and certain other non-operating costs are not included in the historical results of the contributed consumer business.

Preliminary Instant Purchase Price

     On March 12, 2007, we acquired 75% of the issued and outstanding capital stock of Instant Technologies, Inc., a privately-owned Virginia corporation located in Norfolk, Virginia, for a preliminary aggregate purchase price of $43.9 million, consisting of approximately $30.7 million in cash, including approximately $0.1 million of direct acquisition costs, plus 313,888 shares of our common stock with a fair value of approximately $13.1 million. Instant primarily distributes rapid drugs of abuse diagnostic products that are used in the workplace, criminal justice or other testing markets.

     The preliminary aggregate purchase price for Instant, as discussed above, was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (CONTINUED)

NOTE 1 BASIS OF PRESENTATION, JOINT VENTURE AND PURCHASE PRICES (CONTINUED)

                                                                  (IN THOUSANDS)
                                                                  --------------
Cash ..........................................................      $   327
Accounts receivable ...........................................        3,638
Inventory .....................................................        4,448
Other assets ..................................................          780
Property and equipment ........................................          141
Customer relationships ........................................       10,000
Trademarks ....................................................        2,500
Goodwill ......................................................       36,306
Accounts payable and accrued expenses..........................       (4,279)
Long-term debt ................................................       (4,925)
Deferred tax liability ........................................       (5,000)
                                                                     -------
                                                                     $43,936
                                                                     =======

     The estimated purchase price consisted of approximately $30.7 million of cash and 313,888 shares of our common stock, with a fair value of $13.1 million.

     Immediately subsequent to the acquisition, we repaid the outstanding principal and accrued interest balances related to the debt we assumed in the transaction, totaling approximately $4.9 million.

     The purchase price allocation for the acquisition of Instant is preliminary and is subject to adjustment upon finalization of the purchase accounting as of the date of consummation of the acquisition. We have estimated that approximately $12.5 million of the preliminary excess purchase price will be assigned to customer relationships and trademarks, both having a useful life of ten years. The final allocation of the excess of the purchase price over the fair value of the net assets acquired could differ materially.

The Innovacon Business, including the ABON Facility

     On March 31, 2006, we acquired the assets of ACON Laboratories' business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand ("the Innovacon business"). The preliminary aggregate purchase price was approximately $93.9 million which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $9.1 million in estimated direct acquisition costs and an additional liability of $10.0 million payable to the sellers on the deferred payment date, pursuant to the purchase agreement.

     On May 15, 2006, as part of the Innovacon business we acquired a newly-constructed manufacturing facility in Hangzhou, China pursuant to the terms of our acquisition agreement with ACON Laboratories, Inc. and its affiliates. In connection with the acquisition of the new facility, we acquired ABON BioPharm (Hangzhou) Co., Ltd ("ABON"), the direct owner of the new factory and now our subsidiary. The preliminary aggregate purchase price was approximately $20.8 million which consisted of $8.8 million in cash and 417,446 shares of our common stock with an aggregate fair value of $12.0 million. In addition, pursuant to the acquisition agreement, we made an additional payment of $4.1 million in cash as a result of the amount of cash acquired, net of indebtedness assumed, which increased the preliminary aggregate purchase price to $24.9 million.

     Subsequent, between August and November 2006, we made cash payments totaling $44.0 million and issued 742,128 shares of our common stock with an aggregate fair value of $21.3 million as various milestones were achieved. This brings the aggregate purchase price for the Innovacon business, including the ABON facility to a total of $184.1 million.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (CONTINUED)

NOTE 1 BASIS OF PRESENTATION, JOINT VENTURE AND PURCHASE PRICES (CONTINUED)

     The aggregate purchase price for the Innovacon business, including the ABON facility discussed above, was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Cash...........................................................      $  8,403
Accounts receivable............................................        11,328
Inventories....................................................         4,814
Property, plant and equipment, net.............................        10,274
Goodwill.......................................................       112,116
Trademarks.....................................................           800
Customer relationships.........................................        27,700
Supply agreements..............................................         3,300
Core technology................................................        16,200
Other assets...................................................         1,369
Accounts payable and accrued expenses..........................        (4,081)
Long-term debt.................................................        (8,125)
                                                                     --------
                                                                     $184,098
                                                                     ========

     Goodwill generated from this acquisition is not deductible for tax purposes. We estimate the useful lives of the trademarks, customer relationships, supply agreements and product technology to be 10 years, 16.8 years and 17.8 years, 1.8 years and 7 years, respectively, and have included them in core technology and patents, net, and other intangible assets, net, respectively, in the accompanying consolidated balance sheets. The weighted average amortization period for the acquired intangible assets with finite lives is 12.7 years.

NOTE 2 PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

     A. Reflects estimated cost increase for products supplied under a contractual supply agreement.

     B. Reflects amortization expense of the estimated value assigned to customer relationships, supply agreements and trademarks as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of the First Territory Business from ACON. No amortization expense was recorded on acquired goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142. The fair values of acquired intangible assets in connection with the acquisition of the First Territory Business and their respective useful lives are as follows:

                                          FAIR VALUE           LIFE
                                        --------------   ----------------
                                        (IN THOUSANDS)
Goodwill ............................     $112,116          Indefinite
Trademarks ..........................          800           10 years
Customer relationships...............       27,700       16.8- 17.8 years
Supply agreements ...................        3,300           1.8 years
Core technology .....................       16,200            7 years
                                          --------
   Total intangibles ................     $160,116
                                          ========

     C. Reflects the reversal of legal fees incurred by ACON and Inverness in connection with pre-acquisition intellectual property litigation settled in connection with the acquisition.

              INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (CONTINUED)

NOTE 2 PRO FORMA ADJUSTMENTS AND ASSUMPTIONS -- (CONTINUED)

     D. Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common as part of the consideration to acquire and finance the Innovacon business, including the ABON facility, as if such transaction occurred on January 1, 2006.

     E. Represents elimination of sales and related cost of sales between Innovacon and Instant.

     F. Reflects the reversal of amortization expense recorded by Instant related to pre-acquisition intangible assets written off in connection with the acquisition of Instant, net of amortization related to estimated intangibles acquired.

     G. Reflects the reversal of interest expense incurred by Instant related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Instant.

     H. Represents the recording of minority interest expense related to the 25% ownership in Instant not acquired by Inverness.

     I. Represents the issuance of 313,888 shares of common stock by Inverness at $41.84 per share in connection with the acquisition of Instant.

     J. Reflects elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction deal to form a 50/50 joint venture with P&G.

     K. Tax effect on the elimination of the historical consumer diagnostic products business as a result of the consummation of our transaction to form a 50/50 joint venture with P&G.

     L. Reflects manufacturing revenue and related costs in conjunction with manufacturing agreement entered into with the joint venture entity.

     M. Represents our 50% investment income from the joint venture entity which will be reported as equity earnings in unconsolidated subsidiaries, net of taxes.

     N. Tax effect on the profit resulting from the formation of the joint venture and related disposition of the consumer diagnostic business.

     O. Reflects the reclassification of the net assets of our related consumer diagnostic products business to assets available for sale.

     P. Reflects proceeds in the amount of $325.0 million received from the sale of 50% ownership in the joint venture entity to P&G, which has been recorded as a deferred gain. No interest income has been assumed on these proceeds in the accompanying statements of operations.

     Q. Reflects reclassification of available for sale net assets retained by us totaling $23.7 million to other current assets.

     R. Reflects a current note payable issued to the joint venture entity in the amount of $22.3 million, with an off-set to the deferred gain on the transaction.

     S. Represents the sale of 50% of our remaining available for sale consumer diagnostic net assets to the joint venture entity totaling $23.5 million, with an off-set to the deferred gain on the transaction, along with the reclassification of $23.7 million of available for sale net assets which were retained by us (see Note Q).

     T. Reflects the recording of income taxes payable and an off-set against the deferred gain on the transaction in the amount of $23.0 million.

     U. Represents a net deferred gain in the amount of $256.1 million which was recorded as a result of the joint venture transaction and which will be recognized in our financial statements upon expiration of P&G's option to require us to purchase its interest in the joint venture. (See Notes P, R, S and T)

NOTE 3. PRO FORMA NET LOSS PER COMMON SHARE

     For the year ended December 31, 2006, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued upon the closings of the respective acquisitions and the related financings, as if such transactions occurred on January 1, 2006. Common stock equivalents resulting from the assumed exercise of Inverness' stock options or warrants are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2006, because inclusion thereof would be antidilutive.